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                                                                     EXHIBIT n.2

                             EDWARDS & ANGELL, LLP

COUNSELLORS AT LAW                                       750 LEXINGTON AVENUE
                                                         NEW YORK, NY 10022-1200
since 1894                                               (212) 308-4411
                                                         FAX (212) 308-4844

                                               January 7, 2002


Nuveen Insured New York Tax-Free Advantage Municipal Fund
c/o Vedder, Price, Kaufman & Kammholz
222 N. LaSalle Street
Chicago, Illinois 60601


RE: Nuveen Insured New York Tax-Free Advantage Municipal Fund Municipal Auction Rate Cumulative Preferred Shares, Liquidation Preference $25,000 per Share


Ladies and Gentlemen:

We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to us as special New York counsel in your Registration Statement on Form N-2, Pre-Effective Amendment No. 1 under the Securities Act of 1933 (File No. 333-100876) and Amendment No. 5 under the Investment Company Act of 1940 (File No. 811-21211), as filed with the Securities and Exchange Commission with respect to the above-referenced securities.



                                                       Very truly yours,

                                                       /s/ Edwards & Angell, LLP
                                                           ---------------------
                                                       Edwards & Angell, LLP